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                                                                  EXHIBIT 99.13



                           FORM OF PURCHASE AGREEMENT
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                               PURCHASE AGREEMENT

    ND Tax-Free Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of North Dakota which proposes to register under the Investment Company Act of 1940, and ND Holdings, Inc. ("Holdings"), a corporation organized under the laws of the State of North Dakota which is the Fund's sponsor, hereby agree as follows:

    1. The Fund offers Holdings and Holdings hereby purchases 10,000 shares of the Fund, par value $.001 (the "Shares"), for $10 per Share for the aggregate purchase price of $100,000.

    2. Holdings represents and warrants to the Fund that the Shares are being acquired for investment purposes without any present intention of redeeming or reselling them.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement this _th day of October, 1988.

                                                          ND HOLDINGS, INC.

                                                          By:
                                                          Robert E. Walstad
                                                          President

ATTEST:



                                                          ND TAX-FREE FUND, INC.

                                                          By:

                                                          Robert E. Walstad
                                                          President

ATTEST: